UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On December 31, 2014 United States Patent Application No. 14588374 pertaining to the use of molecular interventions to treat myelodysplastic syndrome (MDS) was filed by Dr. Christine Ichim.

United States Patent Application No. 14588374 is a continuation-in-part to pending Non-Provisional U.S. Application Serial Number 13/652,395. All right, title and interest in and to the invention covered by Non-Provisional U.S. Application Serial Number 13/652,395 was assigned to Regen BioPharma, Inc. (“Regen”) by Dr. Ichim on November 20, 2014. In addition all right, title and interest in and to the invention covered by United States Patent Application No. 14588374 is assigned to Regen by Dr. Ichim pursuant to the November 20, 2014 assignment as Application No. 14588374 is a continuation-in-part to pending Non-Provisional U.S. Application Serial Number 13/652,395.

On December 31, 2014 United States Patent Application No. 14588373 pertaining to the suppression of the nuclear receptor NR2F2 using compositions that induce RNA interference for use as cancer stem cell inhibitors as well as cancer stem cell pathway inhibitors was filed by Dr. Christine Ichim.

United States Patent Application No. 14588373 is a continuation-in-part to pending Non-Provisional U.S. Application Serial Number 13/652,395. All right, title and interest in and to the invention covered by Non-Provisional U.S. Application Serial Number 13/652,395 was assigned to Regen BioPharma, Inc. by Dr. Ichim on November 20, 2014. In addition all right, title and interest in and to the invention covered by United States Patent Application No. 14588373 is assigned to Regen by Dr. Ichim pursuant to the November 20, 2014 assignment as Application No. 14588373 is a continuation-in-part to pending Non-Provisional U.S. Application Serial Number 13/652,395.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	Assignment (incorporated by reference to Exhibit 10.1 of Regen Biopharma, Inc.’s Form 8-K filed November 25, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regen Biopharma, Inc.

Dated: January 6, 2015	By: /s/ David Koos
David Koos
Chief Executive Officer